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                                                                      EXHIBIT 21

                      ROSTER OF SUBSIDIARIES OF THE COMPANY


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         Pier 1 Assets, Inc., a Delaware corporation

                  New Cargo Furniture, Inc., a Delaware corporation

                  Pier 1 Licensing, Inc., a Delaware corporation

                           Pier 1 Imports (U.S.), Inc., a Delaware corporation

                                    Pier 1 Funding, LLC, a Delaware limited liability company

                                    Pier 1 Value Services, LLC, a Virginia limited liability company

                                    Pier Lease, Inc., a Delaware corporation

                                    Pier-SNG, Inc., a Delaware corporation

                                    PIR Trading, Inc., a Delaware corporation

                                              Pier International Limited, a Hong Kong private company

                                              Pier Alliance Ltd., a Bermuda company

                                              The Pier Retail Group Limited, a United Kingdom company

                                                       The Pier (Retail) Limited, a United Kingdom company

                                                                Pier Direct Limited, a United Kingdom company

                                    Pier-FTW, Inc., a Delaware corporation

                                    Pacific Industrial Properties, Inc., a Texas corporation

                                    Pier Group, Inc., a Delaware corporation

                           Pier 1 Holdings, Inc., a Delaware corporation

                                    Pier 1 Services Company, a Delaware business trust

                  Pier 1 National Bank, a national banking association
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